Exhibit (a)(1)(D)

SHARE WITHDRAWAL FORM

SHARE WITHDRAWAL FORM FOR THE U.S. OFFER TO PURCHASE FOR CASH ALL OUTSTANDING ORDINARY SHARES, NO NOMINAL VALUE, HELD BY U.S. HOLDERS OF ABLYNX NV FOR €45.00 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST BY SANOFI

TO BE COMPLETED AND SUBMITTED IN DUPLICATE TO THE FINANCIAL INTERMEDIARY TO WHICH THE

SHAREHOLDER HAD DELIVERED ITS SHARE ACCEPTANCE FORM NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME)

ON THE INITIAL EXPIRATION DATE (OR THE DATE AND TIME OF THE EXPIRATION OF ANY VOLUNTARY SUBSEQUENT OFFERING PERIOD, THE MANDATORY SUBSEQUENT OFFERING PERIOD OR THE SQUEEZE-OUT PERIOD, AS APPLICABLE)

I, the undersigned,

Legal entity:

Name and legal form:
Registered office:
Country:
Validly represented by:	1. (name, surname, domicile and capacity) 2. (name, surname, domicile and capacity)

Natural person:

Surname:
Name:
Domicile:
Nationality:
Surname:
Passport number:

declare after having had the opportunity to read the Offer to Purchase, dated April 4, 2018 (the “Offer to Purchase”) published by Sanofi, a French société anonyme (“Sanofi”) relating to its offer to purchase (i) up to 100% of the issued and outstanding ordinary shares, no nominal value (“Shares”) of Ablynx NV, a Belgian naamloze vennootschap (“Ablynx”) from U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended) and (ii) up to 100% of the Shares of Ablynx represented by outstanding American Depositary Shares of Ablynx (each, an “ADS” and collectively, “ADSs”) issued by JPMorgan Chase Bank, N.A., acting as depositary (the “Depositary”), pursuant to that certain Deposit Agreement, dated as of September 5, 2014, among Ablynx, the Depositary and all holders from time to time of

American depositary receipts (“ADRs”) issued thereunder (as amended, the “Deposit Agreement”), from all holders, wherever located (the “U.S. Offer”) that:

i.	I accept the terms and conditions of the U.S. Offer described in the Offer to Purchase;

ii.	I hereby withdraw:

☐	my acceptance of the U.S. Offer (tendering of my Shares) as indicated on my executed Share Acceptance Form that I attach to this Share Withdrawal Form;

I am aware, agree and confirm that:

i.	in order to be valid, this Withdrawal must be submitted in duplicate in accordance with the applicable withdrawal procedure as set forth in the Offer to Purchase (Section 4), to the U.S. Share Tender Agent or the financial intermediary to which I had delivered my Form (Acceptance Form or Exercise Form) at the latest on the date of closing of the Initial Acceptance Period (or any subsequent Acceptance Period(s)) before 5:00 p.m. (New York City time), or any earlier deadline set by the financial intermediary;

ii.	I am duly authorised to withdraw my acceptance of the U.S. Offer and all authorizations, formalities or procedures required to that end have been duly and successfully obtained, accepted, completed and/or carried out;

iii.	if the Shares are co-owned by two or more holders, each of them must sign this same Share Withdrawal Form; if the Securities are subject to beneficial ownership, both the bare owner and the beneficial owner must sign this Share Withdrawal Form; if the Shares are pledged, both the pledging debtor and the creditor benefiting from such pledge must sign this Share Withdrawal Form with the understanding that the creditor benefiting from the pledge will be deemed irrevocably and unconditionally to renounce and release the shares concerned from his pledge; and

iv.	I have received all information necessary to be able to take a decision on the U.S. Offer with full knowledge of the facts, and I am fully aware of the risks it entails and have inquired about the taxes I could owe in the framework of the transfer of my Shares to Sanofi which, if need be, I shall bear in full.

Except where indicated to the contrary, the terms used in this Share Withdrawal Form shall have the same meaning as in the Offer to Purchase.

***

Done in duplicate at (place)	on (date)	2018.

The Shareholder	The U.S. Share Tender Agent / other financial intermediary
(signature)	(signature)
(name, first name)	(financial intermediary)
(signature)
(name, first name)

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